SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  September 23, 2003

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	0-23181	95-4640368
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer identification number)

PAULA FINANCIAL 87 East Green Street, Suite 206 Pasadena, CA 91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant

On September 23, 2003, PAULA Financial’s (the “Company’s”) Audit Committee recommended to the full Board of Directors the appointment of Ernst & Young LLP (“E&Y”) as the Company’s new certifying accountant.  This recommendation was unanimously approved.  E&Y will replace the Company’s former auditors, KPMG LLP (“KPMG”).   The transition to E&Y was initiated by mutual agreement and will be effective immediately with E&Y completing the Company’s quarterly review for the third quarter of 2003.

During the two most recent fiscal years and the subsequent 2003 interim periods, neither the Company nor anyone on its behalf consulted E&Y regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

During the two most recent fiscal years and the subsequent 2003 interim periods, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  Additionally, KPMG’s audit opinions on the financial statements of the Company during the two most recent fiscal years did not contain an adverse or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.  In 2002 the audit opinion included a paragraph regarding the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002.

The Company requested KPMG to furnish a letter addressed to the Commission stating whether they agree with the above statements.

There were no other “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulations S-K occurring during the Company’s two most recent fiscal years and the subsequent 2003 interim periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2003	PAULA FINANCIAL

	By:	/s/ Deborah S. Maddocks
Vice President - Finance